EXHIBIT 99.1

Contact:

Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS AND CONTINUED EXECUTION OF ITS GROWTH STRATEGY

BOSTON, July 30, 2015 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal second quarter ended July 4, 2015.

“We are pleased with our second quarter financial results and the progress we are making in executing our growth strategy,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Overcoming continued currency pressure, we achieved the following non-GAAP results: quarterly revenue of $75.6 million, gross margin of 33.5%, Adjusted EBITDA margin of 16.9%, and diluted EPS of $0.38. We also positioned the Company for growth in the quarters ahead through our ongoing recruiting efforts, all while maintaining a companywide utilization of 75%.”

“Our financial performance was led by the Antitrust & Competition Economics practice, which recorded its highest quarterly revenue ever, with strong contributions across both North America and Europe,” said Maleh. “In addition, the Financial Economics and Auctions & Competitive Bidding practices generated double-digit growth compared with a year ago.”

“We continue to invest in our business, welcoming senior-level talent to Antitrust & Competition Economics, Finance, and Marakon,” said Maleh. “Based on committed hires at both the junior and senior staff levels, we expect overall headcount to increase by approximately 8% to 10% by the end of the third quarter of fiscal 2015 from the second quarter-end of 447 consulting staff. These new hires are concentrated in areas with the most opportunities to generate revenue expansion, with a significant portion of the hiring directed toward our Antitrust & Competition Economics practice. We expect the higher headcount to improve company-wide staff leverage and drive revenue growth in the quarters ahead.”

“CRA’s outlook remains positive as project lead flow throughout the organization is healthy and the conversion rate for revenue generating projects continues to strengthen. Although the U.S. dollar continues to put downward pressure on the contributions of our international operations, we are pleased with our overall performance to date. On a constant currency basis relative to fiscal 2014, we are expecting 2015 non-GAAP revenue in the range of $312 million to $320 million, and non-GAAP Adjusted EBITDA margin between 16.3% to 16.7%,” Maleh concluded.

Second Quarter Fiscal 2015 Results

Revenue for the second quarter of fiscal 2015 was $76.5 million, compared with $78.2 million for the fiscal second quarter ended June 28, 2014. Non-GAAP revenue for the second quarter of fiscal 2015 was $75.6 million, compared with $76.9 million for the second quarter of fiscal 2014.

Gross profit for the second quarter of fiscal 2015 was $25.9 million, or 33.8% of revenue, compared with $25.5 million, or 32.6% of revenue, for the second quarter of fiscal 2014. On a non-GAAP basis, gross profit for the second quarter of fiscal 2015 was $25.3 million, or 33.5% of revenue, compared with $24.6 million, or 32.0% of revenue, for the second quarter of fiscal 2014. This improvement was largely driven by the rate of reimbursable expenses, which equaled 9.8% of revenue on a non-GAAP basis during the second quarter of fiscal 2015 compared with 11.2% of revenue a year ago.

Adjusted EBITDA for the second quarter of fiscal 2015 was $12.5 million, or 16.3% of revenue, compared with $12.9 million, or 16.5% of revenue, for the second quarter of fiscal 2014. On a non-GAAP basis, Adjusted EBITDA for the second quarter of fiscal 2015 was $12.8 million, or 16.9% of revenue, compared with $12.9 million, or 16.8% of revenue, for the second quarter of fiscal 2014.

Net income for the second quarter of fiscal 2015 was $3.3 million, or $0.36 per diluted share, compared with $3.2 million, or $0.32 per diluted share, for the second quarter of fiscal 2014. Non-GAAP net income for the second quarter of fiscal 2015 was $3.5 million, or $0.38 per diluted share, compared with $3.2 million, or $0.32 per diluted share, for the second quarter of fiscal 2014.

On a constant currency basis relative to the second quarter of fiscal 2014, non-GAAP revenue would have increased by approximately $1.9 million to $77.5 million; non-GAAP gross profit as a percent of revenue would have decreased slightly to 33.4%; non-GAAP Adjusted EBITDA would have increased by approximately $0.5 million to $13.2 million or 17.0% of revenue; and non-GAAP net income would have increased by approximately $0.2 million to $3.7 million, or by approximately $0.02 per diluted share to $0.40 per diluted share. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

A complete reconciliation between revenue, gross profit, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the second quarters and year-to-date periods of fiscal 2015 and fiscal 2014, are provided in the financial tables at the end of this release.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its second-quarter 2015 financial results. To listen to the live call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and is celebrating its 50th year anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary and including a presentation of Adjusted EBITDA is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-

GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the second quarter of fiscal 2015, the second quarter of fiscal 2014, the year to date period ended as of the second quarter of fiscal 2014, and its fiscal 2015 guidance, the Company has excluded NeuCo’s results, and for the year to date period ended as of the second quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment related to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its non-GAAP revenue, gross profit, net income, earnings per diluted share and Adjusted EBITDA for the second quarter of fiscal 2015 on a constant currency basis relative to the second quarter of fiscal 2014, and its guidance for fiscal 2015 non-GAAP revenue and Adjusted EBITDA on a constant currency basis relative to fiscal 2014.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including statements regarding increasing our headcount and any resulting effects on our performance, or containing any guidance regarding our future revenues, profits or other financial measures, and statements using the terms “expect,” “outlook,” “position,” “anticipate,” “believe” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in 2015 could differ materially from the guidance presented herein as a result of, including, among other things, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract or hire qualified consultants or to utilize existing consultants; the unpredictable nature of litigation-related projects; dependence on the growth of our management consulting practice; the potential loss of clients; changes in the law that affect our practice areas; the demand environment; global economic conditions; foreign exchange rate fluctuations; intense competition; and the timing of and amount of new hires. In addition to these factors, other factors that could cause our actual performance or results to differ materially from any forward-looking statements include, among others, our restructuring costs and attributable annual cost savings, changes in our effective tax rate, share dilution from our stock-based compensation, completing acquisitions and factors related to our completed acquisitions, including integration of personnel, clients and offices and unanticipated expenses and liabilities, the risk of impairment write downs to our intangible assets, including goodwill, if our enterprise value declines below certain levels, risks associated with acquisitions we may make in the future, risks inherent in international operations, changes in accounting standards, rules and regulations, management of new offices, the ability of customers to terminate engagements with us on short notice, our ability to integrate successfully new consultants into our practice, our ability to collect on forgivable loans should any become due, general economic conditions, risks inherent in litigation, the performance of our NeuCo subsidiary, and professional liability. Further information on these and other potential factors that could affect our financial results is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JULY 4, 2015 COMPARED TO THE QUARTER ENDED JUNE 28, 2014

(In thousands, except per share data)

	Quarter Ended July 4, 2015					Quarter Ended June 28, 2014
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo) (1)	Non-GAAP Results	Non-GAAP % of Revenues	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo) (1)	Non-GAAP Results	Non-GAAP % of Revenues

Revenues	$76,535	100.0%	$937	$75,598	100.0%	$78,184	100.0%	$1,309	$76,875	100.0%
Costs of services	50,675	66.2%	365	50,310	66.5%	52,669	67.4%	400	52,269	68.0%
Gross profit	25,860	33.8%	572	25,288	33.5%	25,515	32.6%	909	24,606	32.0%

Selling, general and administrative expenses	18,667	24.4%	830	17,837	23.6%	17,463	22.3%	925	16,538	21.5%
Depreciation and amortization	1,545	2.0%	—	1,545	2.0%	1,559	2.0%	—	1,559	2.0%
Income (loss) from operations	5,648	7.4%	(258)	5,906	7.8%	6,493	8.3%	(16)	6,509	8.5%

Interest and other income (expense), net	(257)	-0.3%	(14)	(243)	-0.3%	(159)	-0.2%	11	(170)	-0.2%
Income (loss) before provision for income taxes	5,391	7.0%	(272)	5,663	7.5%	6,334	8.1%	(5)	6,339	8.2%
Provision for income taxes	(2,189)	-2.9%	(7)	(2,182)	-2.9%	(3,167)	-4.1%	(41)	(3,126)	-4.1%
Net income (loss)	3,202	4.2%	(279)	3,481	4.6%	3,167	4.1%	(46)	3,213	4.2%
Net loss attributable to noncontrolling interest, net of tax	123	0.2%	123	—	0.0%	21	0.0%	21	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,325	4.3%	$(156)	$3,481	4.6%	$3,188	4.1%	$(25)	$3,213	4.2%

Net income per share attributable to CRA International, Inc.:
Basic	$0.37			$0.39		$0.32			$0.32
Diluted	$0.36			$0.38		$0.32			$0.32

Weighted average number of shares outstanding:
Basic	9,034			9,034		9,919			9,919
Diluted	9,253			9,253		10,026			10,026

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED JULY 4, 2015 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED JUNE 28, 2014

(In thousands, except per share data)

	Year-To-Date Period Ended July 4, 2015						Year-To-Date Period Ended June 28, 2014
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (Contingent Liability) (1)	Adjustments to GAAP Results (NeuCo) (2)	Non-GAAP Results	Non-GAAP % of Revenues	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo) (2)	Non-GAAP Results	Non-GAAP % of Revenues

Revenues	$154,574	100.0%	$—	$1,804	$152,770	100.0%	$154,429	100.0%	$2,473	$151,956	100.0%
Costs of services	104,494	67.6%	833	706	102,955	67.4%	104,535	67.7%	764	103,771	68.3%
Gross profit	50,080	32.4%	(833)	1,098	49,815	32.6%	49,894	32.3%	1,709	48,185	31.7%

Selling, general and administrative expenses	36,750	23.8%	—	1,633	35,117	23.0%	34,623	22.4%	1,887	32,736	21.5%
Depreciation and amortization	3,206	2.1%	—	—	3,206	2.1%	3,149	2.0%	—	3,149	2.1%
Income (loss) from operations	10,124	6.5%	(833)	(535)	11,492	7.5%	12,122	7.8%	(178)	12,300	8.1%

Interest and other income (expense), net	(102)	-0.1%	—	584	(686)	-0.4%	(404)	-0.3%	(6)	(398)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	10,022	6.5%	(833)	49	10,806	7.1%	11,718	7.6%	(184)	11,902	7.8%
Provision for income taxes	(3,921)	-2.5%	—	(55)	(3,866)	-2.5%	(5,243)	-3.4%	(94)	(5,149)	-3.4%
Net income (loss)	6,101	3.9%	(833)	(6)	6,940	4.5%	6,475	4.2%	(278)	6,753	4.4%
Net loss attributable to noncontrolling interest, net of tax	3	0.0%	—	3	—	0.0%	123	0.1%	123	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$6,104	3.9%	$(833)	$(3)	$6,940	4.5%	$6,598	4.3%	$(155)	$6,753	4.4%

Net income per share attributable to CRA International, Inc.:
Basic	$0.66				$0.76		$0.66			$0.68
Diluted	$0.65				$0.74		$0.66			$0.67

Weighted average number of shares outstanding:
Basic	9,112				9,112		9,974			9,974
Diluted	9,328				9,328		10,067			10,067

(1) These adjustments include activity related to the increase of the liability for future contingent consideration payments related to a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE QUARTER AND YEAR-TO-DATE PERIOD ENDED JULY 4, 2015 COMPARED TO THE QUARTER AND YEAR-TO-DATE PERIOD ENDED JUNE 28, 2014

(In thousands)

			Adjustments to
	GAAP	GAAP	GAAP Results	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	Contingent	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	July 4, 2015	Revenues	Liability (1)	NeuCo (2)	July 4, 2015	Revenues	June 28, 2014	Revenues	NeuCo (2)	June 28, 2014	Revenues

Income (loss) from operations	$5,648	7.4%	$—	$(258)	$5,906	7.8%	$6,493	8.3%	$(16)	$6,509	8.5%
Depreciation and amortization	1,545	2.0%	—	—	1,545	2.0%	1,559	2.0%	—	1,559	2.0%
EBITDA	7,193	9.4%	—	(258)	7,451	9.9%	8,052	10.3%	(16)	8,068	10.5%
Share-based compensation expenses	1,389	1.8%	—	—	1,389	1.8%	1,289	1.6%	—	1,289	1.7%
Amortization of forgivable loans	3,926	5.1%	—	—	3,926	5.2%	3,543	4.5%	—	3,543	4.6%
Adjusted EBITDA	$12,508	16.3%	$—	$(258)	$12,766	16.9%	$12,884	16.5%	$(16)	$12,900	16.8%

	GAAP		Adjustments to		Non-GAAP		GAAP			Non-GAAP
	Year-to-Date	GAAP	GAAP Results	Adjustments to	Year-to-Date	Non-GAAP	Year-to-Date	GAAP	Adjustments to	Year-to-Date	Non-GAAP
	Period Ended	% of	Contingent	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	Period Ended	% of
	July 4, 2015	Revenues	Liability (1)	NeuCo (2)	July 4, 2015	Revenues	June 28, 2014	Revenues	NeuCo (2)	June 28, 2014	Revenues

Income (loss) from operations	$10,124	6.5%	$(833)	$(535)	$11,492	7.5%	$12,122	7.8%	$(178)	$12,300	8.1%
Depreciation and amortization	3,206	2.1%	—	—	3,206	2.1%	3,149	2.0%	—	3,149	2.1%
EBITDA	13,330	8.6%	(833)	(535)	14,698	9.6%	15,271	9.9%	(178)	15,449	10.2%
Share-based compensation expenses	2,998	1.9%	—	—	2,998	2.0%	2,616	1.7%	—	2,616	1.7%
Amortization of forgivable loans	7,500	4.9%	—	—	7,500	4.9%	6,922	4.5%	—	6,922	4.6%
Adjusted EBITDA	$23,828	15.4%	$(833)	$(535)	$25,196	16.5%	$24,809	16.1%	$(178)	$24,987	16.4%

(1) These adjustments include activity related to the increase of the liability for future contingent consideration payments related to a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 4,	January 3,
	2015	2015

Assets
Cash and cash equivalents	$15,816	$48,199
Accounts receivable and unbilled, net	87,524	83,165
Other current assets	40,180	33,803
Total current assets	143,520	165,167

Property and equipment, net	23,509	14,696
Goodwill and intangible assets, net	86,383	87,060
Other assets	42,975	48,089
Total assets	$296,387	$315,012

Liabilities and shareholders’ equity
Current liabilities	$65,500	$88,394
Long-term liabilities	15,821	11,914
Total liabilities	81,321	100,308

Total shareholders’ equity	215,066	214,704
Total liabilities and shareholders’ equity	$296,387	$315,012

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date Period Ended	Fiscal Year-to-Date Period Ended
	July 4,	June 28,
	2015	2014
Operating activities:
Net income	$6,101	$6,475
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	9,677	3,768
Accounts receivable and unbilled services	(5,228)	(8,621)
Working capital items, net	(27,114)	(16,792)
Net cash used in operating activities	(16,564)	(15,170)

Investing activities:
Consideration relating to acquisitions, net	—	(1,537)
Purchase of property and equipment	(8,492)	(1,358)
Collections on notes receivable	1,560	14
Payments on notes receivable	(40)	—
Net cash used in investing activities	(6,972)	(2,881)

Financing activities:
Issuance of common stock, principally stock option exercises	105	—
Payments on notes payable	(300)	(26)
Borrowings under line of credit	4,000	—
Repayments under line of credit	(4,000)	—
Tax withholding payments reimbursed by restricted shares	(111)	(143)
Excess tax benefits from share-based compensation	87	—
Repurchase of common stock	(7,968)	(5,355)

Net cash used in financing activities	(8,187)	(5,524)

Effect of foreign exchange rates on cash and cash equivalents	(660)	(62)

Net decrease in cash and cash equivalents	(32,383)	(23,637)
Cash and cash equivalents at beginning of period	48,199	51,251

Cash and cash equivalents at end of period	$15,816	$27,614

Supplemental cash flow information:
Cash paid for income taxes	$5,000	$8,600
Cash paid for interest	$162	$189
Common stock issued for acquired business	$42	$427
Purchased property and equipment not yet paid for	$2,998	$—